Exhibit 3.1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: Vivakor, Inc. Entity or Nevada Business Identification Number (NVID): 2. Restated or Certificate to Accompany Restated Articles or Amended and Restated Articles Amended and Restated Articles - No amendments; articles are restated only and are signed by an Restated Articles: officer of the corporation who has been authorized to execute the certificate by (Select one) resolution of the board of directors adopted on: (If amending and The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. restating only, complete section 1,2 3, 5 and 6) Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Amendment Filing Issuance of Stock) Being Completed: The undersigned declare that they constitute at least two-thirds of the (Select only one box) following: (Check only one box) incorporators board of directors (If amending, complete The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued section 1, 3, 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 91.7% Or No action by stockholders is required, name change only. Officer’s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) 4. Effective Date and Date: Time: Time: (Optional) (must not be later than 90 days after the certificate is filed) 5. Information Being Changes to takes the following effect: Changed: (Domestic The entity name has been amended. corporations only) The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Articles III and IX: See below and attached (attach additional page(s) if necessary) 6. Signature: X /s/ Tyler Nelson Chief Financial Officer (Required) Signature of Officer or Authorized Signer Title X ____________________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) 1. The first paragraph of ARTICLE III of the Corporation’s Amended and Restated Articles of Incorporation shall be deleted in its entirety and replaced with the following: “The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 215,000,000, of which 15,000,000 shares shall be preferred stock, par value $0.001 per share, and 200,000,000 shares shall be common stock, par value $0.001 per share.” (cont’d - see attached) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

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2. ARTICLE IX of the Corporation’s Amended and Restated Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for state law claims with respect to: (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Amended and Restated Articles of Incorporation or the bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of these Amended and Restated Articles of Incorporation or the bylaws. For the avoidance of doubt, this exclusive forum provision shall not be applicable to any action brought under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Nothing herein contained shall be construed to preclude stockholders that assert claims under the Securities Act of 1933, as amended, or any successor thereto or the Securities Exchange Act of 1934, as amended, from bringing such claims in state or federal court, subject to applicable law. Furthermore, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.”